Exhibit 5.1

September 21, 2005

Buckeye Partners, L.P.
5002 Buckeye Road
P.O. Box 368
Emmaus, PA 18049

RE:
Buckeye Partners, L.P., Registration Statement on Form S-3 (Registration No. 333-127868)

Ladies and Gentlemen:

        We have acted as counsel to Buckeye Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the filing of the referenced Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "SEC"). The Registration Statement relates to the proposed offering and sale of Units representing limited partnership interests in the Partnership (the "Registered Units") and debt securities of the Partnership (the "Debt Securities") with an aggregate initial public offering price or principal amount of up to $796,250,000 or the equivalent thereof in one or more foreign currencies or composite currencies. The Debt Securities will be issued under an Indenture dated as of July 10, 2003 (the "Base Indenture") among the Partnership and SunTrust Bank, as trustee (the "Trustee").

        In connection with this opinion letter, we have examined the Registration Statement, the Base Indenture and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Limited Partnership and the Amended and Restated Agreement of Limited Partnership of the Partnership, such records of the proceedings of the Partnership's general partner, Buckeye GP LLC (the "General Partner"), and such other documents, records and instruments as we have deemed appropriate for purposes of the opinion set forth herein.

        We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

        We have also assumed for purposes of our opinion that the Base Indenture has been duly authorized, executed and delivered by the Trustee, that the Base Indenture constitutes a legal, valid and binding obligation of the Trustee, and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Base Indenture.

        Based upon the foregoing, we are of the opinion that:

  1.
  When (a) the General Partner, in its capacity as the general partner of the Partnership, has taken all necessary action to approve the issuance of the Registered Units, the terms of the offering thereof and related matters and (b) such Registered Units have been issued and delivered in accordance with the terms of any applicable definitive purchase, underwriting or other agreement approved by the General Partner, in its capacity as general partner of the Partnership, upon payment (or delivery) of the consideration therefor provided for therein, such Registered Units will be duly authorized and validly issued and, on the assumption that the acquirer of such Registered Units is not also a general partner of the Partnership and does not participate in the control of the Partnership's business, such Registered Units will be fully paid and non-assessable, except as such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act").

  2.
  The Base Indenture has been duly authorized by the Partnership through the action of the General Partner in its capacity as the general partner of the Partnership. The Base Indenture is, and each other Indenture reflecting the additional terms applicable to the Debt Securities to which such Indenture relates, when approved by the General Partner in its capacity as the sole general partner of the Partnership and executed and delivered by the Partnership and duly executed and delivered by the Trustee thereunder, will be valid and binding agreements, enforceable against the Partnership in accordance with their respective terms.

  3.
  With respect to any series of Debt Securities (collectively, the "Offered Debt Securities"), when (i) if such Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to such Offered Debt Securities (the "Underwriting Agreement") has been duly authorized, executed and delivered by the Partnership through the action of the General Partner in its capacity as the general partner of the Partnership and the other party or parties thereto; (ii) if such Offered Debt Securities are to be sold on an agency basis, the distribution agreement with respect to such Offered Debt Securities (the "Distribution Agreement") or any other applicable purchase agreement has been duly authorized, executed and delivered by the Partnership through the action of the General Partner in its capacity as the general partner of the Partnership and the other party or parties thereto; (iii) the General Partner, in its capacity as the general partner of the Partnership, has taken all necessary Partnership action to approve the issuance and terms of such Offered Debt Securities and related matters; (iv) the terms of such Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Base Indenture and any other Indenture relating thereto so as not to violate any applicable law, the Partnership's Certificate of Limited Partnership or Agreement of Limited Partnership or result in a default under or breach of any agreement or instrument binding upon the Partnership, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Partnership; (v) the applicable Indenture has been duly executed and delivered by the Partnership, through the action of the General Partner in its capacity as the general partner of the Partnership, and the Trustee thereunder; and (vi) such Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, such Offered Debt Securities, when issued and sold in accordance with the applicable Indenture and the related Underwriting Agreement or Distribution Agreement, if any, or any other duly authorized, executed and delivered purchase agreement, will be valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their respective terms. (M.P.)

        The opinions expressed above are subject to the following limitations, qualifications and assumptions:

        A.    For the purposes of the opinions expressed above, we have assumed that (1) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded; (2) a prospectus supplement will have been prepared and filed with the SEC describing the Registered Units and/or Offered Debt Securities offered thereby and will comply with all applicable laws; and (3) all Registered Units and Offered Debt Securities will have been issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement.

        B.    The opinions expressed herein are subject to (a) bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally, (b) general principles of equity and (c) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

        C.    The opinions expressed herein are limited to the laws of the United States, the Delaware Act and, with respect to our opinions in paragraphs 2 and 3 above, the State of New York, and we express no opinion with respect to the laws of any other state or jurisdiction.

        We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

MORGAN, LEWIS & BOCKIUS LLP